                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated July 26, 1995, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1995.


                                               ERNST & YOUNG LLP


San Diego, California
September 20, 1995